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                                                                    EXHIBIT 99.1

[ADEPT LOGO]

For Immediate Release

CONTACTS:
Maili Bergman                                         Mike Overby
Director of Investor Relations                        Chief Financial Officer
408.434.5158 (voice)                                  408.434.5112 (voice)
408.434.5005 (fax)                                    408.434.5005 (fax)
maili.bergman@adept.com                               mike.overby@adept.com

              ADEPT TECHNOLOGY ANNOUNCES PROPOSED PUBLIC OFFERING

(SAN JOSE, CA) October 25, 2000--Adept Technology, Inc. (Nasdaq/NMS: ADTK) today announced a proposed underwritten public offering of 2,134,755 shares of its common stock. Of these shares, it is anticipated that 2,000,000 of the shares will be offered by Adept and 134,755 of the shares will be offered by existing shareholders of Adept. It is anticipated that Adept will grant the underwriters a 30-day option to purchase up to an additional 320,213 shares of common stock solely to cover over-allotments, if any. The purpose of the offering is to raise capital for general corporate purposes.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities. The offering of the shares shall be made only by means of a prospectus contained in a registration statement filed with and declared effective by the Securities and Exchange Commission.

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